# EXHIBIT 10.1

Plan and Agreement of Reorganization between Elko Broadband Inc. and Worldcall Holding Inc. dated December 31, 2021

# PLAN AND AGREEMENT OF REORGANIZATION

PLAN AND AGREEMENT OF REORGANIZATION between ELKO BROADBAND INC (a Nevada corporation) and WORLDCALL HOLDING INC. (a Utah corporation).

For the acquisition of all assets of WORLDCALL HOLDING INC., in exchange for stock of ELKO BROADBAND INC.

PLAN AND AGREEMENT OF REORGANIZATION, effective as of December 31, 2021, between ELKO BROADBAND INC., a Nevada corporation (hereinafter called "EBI") and WORLDCALL HOLDING INC., a Utah corporation (hereinafter called "WHI").

1. EBI desires to acquire and WHI desires to transfer to EBI, all the assets, properties, business, and good will of WHI in exchange for the issue and delivery by EBI to WHI of shares of Common Stock, par value $.0001 per share of EBI to be distributed to the stockholders of WHI in exchange for their stock in WHI, all upon the terms and conditions hereinafter set forth and for the purpose of carrying out a reorganization within the meaning of Section 368(a)(l)(C) of the Internal Revenue Code of 1986.

2. WHI desires to provide for the winding up and settling of its affairs in voluntary dissolution and for the distribution to its stockholders of such shares of Common Stock, par value $0.0001 per share, of EBI, as hereinafter provided, in complete liquidation and complete cancellation or redemption of its stock.

3. WHI hereby represents and warrants to EBI as follows:

(a) WHI is a corporation duly organized and existing and in good standing under the laws of the State of Utah and it is entitled to own or lease its properties and to carry on its business at and in the places where such properties are now owned, leased, or operated or such business is now conducted.

(b) The authorized capital stock of WHI consists of 200,000 shares of Common Stock, par value $0.01 per share (hereinafter called Common Stock of WHI), of which 200,000 shares have been validly issued and are now outstanding.

(c) WHI has two (02) wholly owned subsidiaries WorldCall Services (Private) Limited, a company incorporated and existing under the laws of Pakistan ("WSL"), and also the sole shareholder of Ferret Consulting F.Z.C., a company incorporated and existing under the laws of the United Arab Emirates ("Ferret").

(d) Annexed hereto as Exhibit "A" is the balance sheet of WHI as at December 31, 2021. Such statement is correct and complete and presents fairly the financial condition of WHI as at the date of said balance sheet in conformity with generally accepted accounting principles applied on a consistent basis.

(e) At November 30, 2021, WHI had no liabilities, absolute or contingent, which are not shown or provided for on the balance sheets of WHI as at November 30, 2021.

(f) Since November 30, 2021, there has been no material change in the condition, financial or otherwise, of WHI as shown in the balance sheet of WHI as at December 31, 2020, other than changes occurring in the ordinary course of business, which changes have not materially adversely affected its business, properties, or financial condition.

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(g) The accounts receivable of WHI shown on said balance sheet of WHI as at December 31, 2020 or thereafter acquired by it prior to the date hereof, have been collected or are collectible.

(h) WHI owes no federal, state, county, or local taxes for the fiscal year ended on December 31, 2020 and for all fiscal years prior thereto.

(i) WHI has good and marketable title to all real properties owned by it, all other assets and properties used in its business, and all assets and properties reflected in the balance sheets of WHI, as of December 31, 2020, or acquired by it after said date, other than such assets or properties sold or otherwise disposed of in the ordinary course of business subsequent to said date.

(j) Except as previously disclosed to EBI, WHI is not a party to any written or oral (1) contract not made in the ordinary course of business; (2) employment contract which is not terminable without cost or other liability to WHI or any successor, upon notice of thirty (30) days or less; (3) contract with any labor union; (4) bonus, pension, profit sharing, retirement, stock purchase, hospitalization, insurance or similar plan providing employee benefits; (5) lease with respect to any property, real or personal; whether as lessor or lessee; or (6) continuing contract for the future purchase of materials, supplies or equipment in excess of the requirements of the business of WHI now booked or for normal operating inventories. WHI has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreement, lease or other document to which it is a party.

(k) There are no actions, suits or proceedings pending, or, to the knowledge of WHI, threatened against or affecting WHI. WHI is not in default with respect to any judgment, order, writ, injunction, decree, assessment, or other similar command of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting it.

(l) To the best of the knowledge, information, and belief of its officers, WHI has complied with all laws, regulations, and orders applicable to its business.

(m) Since November 30, 2021 has not (1) issued any stock, bonds or other corporate securities; (2) incurred any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (3) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities incurred since that date in the ordinary course of business; (4) declared or made any payment or distribution to stockholders, or purchased or redeemed any shares of its capital stock; (5) mortgaged, pledged, or subjected to lien, charge, or any other encumbrance, any of its assets, tangible or intangible; (6) sold or transferred any of its tangible assets or cancelled any debts or claims, except in each case in the ordinary course of business; (7) sold, assigned, or transferred any patents, trademarks, trade names, copyrights, or intangible assets; (8) suffered any extraordinary losses or waived any rights of substantial value; or (9) entered into any transaction other than in the ordinary course of business.

(n) The Board of Directors of WHI has duly approved this Plan and Agreement of Reorganization and the transactions contemplated herein and has authorized the execution and delivery hereof by WHI.

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4. EBI represents and warrants to WHI as follows:

(a) EBI is a corporation duly organized and existing and in good standing under the laws of the State of Nevada.

(b) The authorized capital stock of EBI consists of 500,000,000 shares of Common Stock, par value $0.0001 per share (hereinafter called Common Stock of EBI), of which 20,699,907 shares have been validly issued and are now outstanding and are not "restricted" under applicable securities laws and regulations, thereby allowing free trading of such Common Stock in public securities markets (except shares held by its officers and Directors whom are subject to Rule 144 under the Securities Act 1933).

(c) Annexed hereto as Exhibit "B" is the balance sheet of EBI as of December 31, 2021, and December 31, 2020 and related statements. Such statements are correct and complete and present fairly the financial condition of EBI as of December 31, 2020 and as of December 31, 2021, and the results of operations of EBI for such periods. All said financial statements have been prepared in conformity with generally accepted accounting principles.

(d) There has been no material change in the condition, financial or otherwise, of EBI as shown in the balance sheet of EBI as of December 31, 2021 and December 31, 2020, other than changes occurring in the ordinary course of business, which changes have not materially adversely affected its business, properties, or financial condition.

(e) The shares of Common Stock of EBI deliverable pursuant hereto, when issued and delivered as herein provided, will be validly issued and outstanding shares of Common Stock of EBI, fully paid and non-assessable.

(f) The Board of Directors and shareholders of EBI have approved this Plan and Agreement of Reorganization and the transactions contemplated herein and have authorized the execution and delivery hereof by EBI and have authorized and approved, among other things, the denial of preemptive rights of EBI shareholders.

NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinabove set forth, and of the covenants and agreements herein contained, EBI and WHI hereby agree as follows:

1. (a) On the terms and subject to the conditions herein set forth, WHI hereby conveys, transfers, assigns and delivers to EBI and EBI agrees to acquire and accept as hereinafter provided, subject to all valid liens of creditors of WHI, all the assets, properties, business and good will of WHI of every kind and description, wherever located, including without limitations, all property, tangible or intangible, real, personal, or mixed, accounts receivable, bank accounts, cash and securities, claims and rights under contracts of WHI, rights to use its corporate name and all other names or slogans used by WHI in connection with its business or products and all books and records of WHI relating to its business, all as the same shall exist at the time of closing referred to in Section 4 hereof (hereinafter called the Closing Date). The assets and property conveyed, transferred, assigned and delivered to EBI on the Closing Date as herein provided shall, without limitation, include all assets and properties of WHI shown on the balance sheet of WHI as of December 31, 2021 and all assets and property thereafter acquired by WHI prior to the Closing Date, except such of those assets and property of WHI as (1) may have been disposed of prior to the Closing Date in the ordinary course of business, and (2) may have been otherwise disposed of prior to the Closing Date at the request or with the consent in writing of EBI.

(b) Subject to the conditions herein set forth, from and after the Closing Date, EBI shall assume and agree to pay, perform, and discharge all debts, obligations, contracts and liabilities of WHI; provided, however, that EBI shall not assume the obligation of WHI to distribute to

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its stockholders the shares of Common Stock of EBI received as a result of this Agreement (at the Closing).

(c) The conveyance, transfer, assignment, and delivery of the assets and property of WHI to EBI, as herein provided, shall be effected by instruments of transfer and conveyance in such form as EBI shall reasonably request.

(d) WHI agrees that it will, at any time and from time to time after the Closing Date, upon request of EBI, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required for the better assigning, transferring, granting, conveying, assuring, and confirming to EBI, or to its successors and assigns, or for aiding and assigning in collecting and reducing to possession, any or all of the assets or property to be assigned to EBI as provided herein and any or all obligations of WHI hereunder.

2. On the terms and subject to the conditions herein set forth, EBI covenants and agrees to issue and deliver 117,299,473 shares of Common Stock of EBI registered in the name of WHI, which shall represent EBI common shares, par value $.0001, shall be "restricted" but tradable under the Rule 144 set of exemptions available under the Securities Act, 1933 (the "Securities Act"), and shall be delivered to WHI at the time EBI files appropriate Articles of Amendment to its Articles of Incorporation with the Nevada Secretary of State, which shall occur no later than January 30, 2022.

3. From and after the date hereof, WHI shall afford to the officers and accredited representatives of EBI free access to the properties and records of WHI in order that EBI may have full opportunity to make such investigation as it shall ensure of the affairs of WHI.

4. The closing under this Plan and Agreement of Reorganization shall take place at 3:00 p.m., Reno, Nevada time, on December 31, 2021, at the offices of Elko Broadband Inc. 3550 Barron Way Suite 13A, Reno, Nevada 89511, or at such other time and place as the parties hereto shall agree upon.

(a) To the extent that the assignment of any contract, license, lease, commitment, sales order, or purchase order to be assigned to EBI as provided herein shall require the consent of the other party thereto, this Plan and Agreement of Reorganization shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. WHI agrees that it will use its best efforts to obtain the consent of the other parties to all such contracts, licenses, leases, commitments, sales orders, or purchase orders of WHI to the assignment thereof to EBI. If such consent is not obtained, WHI will cooperate with EBI in any reasonable arrangement designed to provide for EBI the benefits under any such contracts, licenses, leases, commitments, sales orders, or purchase orders, including enforcement, at the cost and for the benefit of EBI, of any and all rights of WHI against the other party thereto arising out of the breach or cancellation by such other party or otherwise.

(b) WHI agrees that EBI shall have the right and authority to collect, for its account, all receivables and other items which shall be transferred to EBI as provided herein, and to endorse with the name of WHI any cheques received on account of any such receivable or other items. WHI agrees that it will transfer and deliver to EBI any cash or other property that WHI may receive in respect of such receivable or other items.

5. (a) WHI will obtain the unanimous written consent of its stockholders for the purpose of authorizing (1) the conveyance, assignment, transfer, and delivery of all the assets, properties, business, and good will of WHI to EBI upon the terms and conditions provided herein; and (2) the voluntary dissolution of WHI.

(b) WHI agrees that, promptly upon receipt by it of the stock certificates for the shares of Common Stock of EBI to be received by WHI as provided in Section 2 hereof, it will distribute

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all such shares to its stockholders in complete winding up and liquidation of WHI, and that it will not otherwise dispose of any of such shares. The factum of the distribution of such shares to and in the names of WHI's stockholders, together with their respective names as EBI's shareholders, shall be promptly filed with EBI's transfer agent in accordance with applicable law. Promptly after the Closing, EBI will deliver to WHI the stock certificates for shares of Common Stock of EBI to be delivered to WHI as herein provided for distribution to the stockholders of WHI in exchange for their certificates for shares of Common Stock of WHI. Fractional shares of Common Stock of EBI will not be issued in connection with such exchange.

(c) From and after the Closing Date, WHI will not engage in any business or other activity except as required to complete the liquidation and dissolution of WHI as provided herein.

(d) EBI shall upon distribution all EBI shares to WHI's stockholders in complete winding up and liquidation of WHI in terms of Section 5(b) hereof hold a special meeting of its shareholders and appoint three (03) nominees of WHI as members of EBI's board of directors, with the re-constituted EBI board to consist of James Gibbons, Dan Green and three (03) nominees of WHI including one U.S.-based technical representative. Lists of EBI's foregoing new directors and officers shall be promptly filed with the competent authorities of the State of Nevada in accordance with applicable law. As soon as practically possible thereafter, EBI shall undergo a change of name to WorldCall Broadband Inc. ("WBI"), with such change of name to be promptly filed with the competent authorities of the State of Nevada.

(e) The parties hereto agree that this Plan and Agreement of Reorganization constitutes a key step forming part of an overall transaction that is more particularly described in the following clauses of this Section 5(e) (the "Overall Transaction"), and, accordingly, if the Overall Transaction cannot be carried out and completed in its entirety as set out in these sub-clauses, then the Overall Transaction shall, notwithstanding anything in this this Plan and Agreement of Reorganization to the contrary, be cancelled, reversed and unwound in accordance with the terms of Clauses (10) and (11) of this Section 5(e):

(1) As at the date of this Plan and Agreement of Reorganization, WHI is the sole shareholder of WorldCall Services (Private) Limited, a company incorporated and existing under the laws of Pakistan ("WSL"), and also the sole shareholder of Ferret Consulting F.Z.C., a company incorporated and existing under the laws of the United Arab Emirates ("Ferret").

(2) Upon consummation of the transactions contemplated hereby, WSL and Ferret shall both become EBI's wholly owned subsidiaries.

(3) All of the individuals who are stockholders of WHI as at the date of this Plan and Agreement of Reorganization, namely, Babar Ali Syed, Muhammad Azhar Saeed and Mansoor Ali (the "WHI Stockholders"), together originally held all the shares representing the entire issued and fully paid-up capital of each of WSL and in case of Ferret, were held by Babar Ali Syed and Muhammad Azhar Saeed (such shares, respectively, the "WSL Shares" and the "Ferret Shares").

(4) Under and pursuant to two Share Swap Agreements, each dated 30 November, 2021, the WHI Stockholders transferred the WSL Shares and the Ferret Shares to WHI in exchange for the entire issued and fully paid-up shares of common stock of WHI that are held by the WHI Stockholders as at the date of this Plan and Agreement of Reorganization.

(5) As at the date of this Plan and Agreement of Reorganization, the 20,699,907 issued and outstanding shares of Common Stock of EBI are held by James Gibbons, Dan Green and approximately 900 other shareholders (the "EBI Shareholders").

(6) The Overall Transaction is aimed at causing WSL and Ferret to indirectly gain listing in U.S.A. on the OTCBB market until it qualifies to be traded on the National Association of Securities Dealers Automated Quotations Exchange (more commonly known as the NASDAQ Exchange) ("NASDAQ") through EBI (once it is renamed as WBI).

(7) WBI (formerly EBI) shall, as WSL's and Ferret's sole shareholder and holding company, be mandated to carry out all related technical and engineering design work, and telecommunications equipment procurement, in the U.S.A., inclusive of procurement of plant and networking will cause all registration statement(s) to be filed with the U.S. Securities and Exchange Commission ("SEC"), aimed at the eventual listing of shares of common stock of WBI (formerly EBI) on NASDAQ (the "NASDAQ Listing"), in accordance with the applicable provisions of the Securities Act, promptly after the consolidation of the WBI-WSL-Ferret financial statements stands completed and audited by SEC-approved auditors, and secure effectiveness of such registration statement(s) as soon as permissible by SEC, with WSL and Ferret bearing all of the related fees and costs.

(8) WBI (formerly EBI) shall thereafter apply for the trading of shares of its common stock on OTCBB Markets. Once it shall have fulfilled all the applicable listing requirements, and the OTCBB Markets Listing shall be deemed to have been completed upon commencement of such trading.

(9) Completion of the OTC Markets Listing upon commencement of trading as aforesaid constitutes an integral and material part of the Overall Transaction.

(10) Accordingly, if trading of shares of the common stock of WBI (formerly EBI) on OTC Markets is not commenced by September 30, 2022, or such later date as is agreed by WHI stockholders and EBI in writing, then such non-commencement of trading shall (notwithstanding anything in this Agreement to the contrary) forthwith entitle the WHI Stockholders to cancel, reverse and unwind the Overall Transaction, in consequence whereof the 117,299,473 shares of WBI (formerly EBI), representing eight-five percent (85%) of the voting power in WBI (formerly EBI), that are then held by the WHI Stockholders shall be returned to the EBI Shareholders, and all of the WSL Shares and the Ferret Shares (representing the entire issued and outstanding voting shares in WSL and Ferret respectively) that are then held by WBI (formerly EBI) shall be returned to the WHI Stockholders, at no further cost to either side involved.

(11) Furthermore, the aforesaid cancellation, reversal and unwinding shall of the Overall Transaction also include tendering of the resignations of the WHI Stockholders themselves, as well as all their nominees, as directors and officers of WBI (formerly EBI).

(f) Notwithstanding anything contained in this agreement EBI undertakes:

(1) Not to issue further shares of EBI's Common Stock except to the WHI Stockholders as contemplated by this Plan and Agreement of Reorganization or to otherwise alter or vary EBI's share capital without consent of the majority shareholders of EBI

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(2) Director's shares to be issued representing the WHI Stockholders will be provided by WHI Stockholders. Director's shares to be issued representing the EBI shareholders will be provided by EBI shareholders.

(3) Existing management and operating structure of WSL and Ferret (subsidiaries of WHI) would remain under sole control of the former WHI Stockholders after the completion of the merger,

6. The obligations of EBI hereunder are, at the option of EBI, subject to the conditions that, on or before the Closing Date:

(a) The holders of at least a two-thirds majority of the outstanding shares of WHI entitled to vote shall have voted in favor of the matters specified in clauses (1) and (2) of said Section 5(a).

(b) All actions, proceedings, instruments and documents required to carry out this Plan and Agreement of Reorganization, or incidental thereto, and all other related legal matters, shall have been approved by EBI's legal counsel.

(c) EBI shall not have discovered any material error, misstatement, or omission in the representations and warranties made by WHI herein, and all the terms and conditions of this Plan and Agreement of Reorganization to be complied with and performed by WHI on or before the Closing Date shall have been complied with and performed.

(d) The representations and warranties made by WHI herein shall be correct, on and as of the Closing Date, with the same force and effect (except as to transactions contemplated herein and to changes occurring in the ordinary course of business after the date hereof and not materially adversely affecting the business, properties or financial condition of WHI, as though such representations and warranties had been made on and as of the Closing Date.

(e) WHI shall have executed an Investment Intent Letter with respect to the stock to be delivered hereunder.

7. The obligations of WHI hereunder are, at the option of WHI, subject to the conditions that, on or before the Closing Date:

(a) (1) EBI is a corporation duly organized and existing and in good standing under the laws of the State of Nevada; (2) all corporate and other proceedings required to be taken by or on the part of EBI to authorize it to carry out this Plan and Agreement of Reorganization and to issue and deliver the shares of Common Stock of EBI deliverable pursuant hereto as provided herein have been duly and properly taken; and (3) said shares of Common Stock of EBI will, on delivery thereof to WHI in accordance with the terms hereof, be duly and validly issued, fully paid and non-assessable.

(b) All actions, proceedings, instruments, and documents required to carry out this Plan and Agreement of Reorganization, or incidental thereto, and all other related legal matters, shall have been approved by WHI's legal counsel.

(c) WHI shall not have discovered any material error, misstatement or omission in the representations and warranties made by EBI herein, and all the terms and conditions of this Plan and Agreement of Reorganization to be complied with and performed by EBI on or before the Closing Date shall have been complied with and performed.

(d) The representations and warranties made by EBI herein shall be correct, on and as of the Closing Date, with the same force and effect (except as to transactions contemplated herein

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and to changes occurring in the ordinary course of business after the date hereof and not materially adversely affecting the business, properties or financial condition of EBI as though such representations and warranties had been made on and as of the Closing Date.

8. EBI and WHI agree that the representations and warranties contained herein or made hereunder shall survive the closing hereunder.

9. WHI agrees that, between the date hereof and the Closing Date, it will not, except with the prior written consent of EBI, declare or pay any dividends.

10. EBI agrees that, between the date hereof and the Closing Date, it will not, except with the prior written consent of WHI, (1) declare or pay any dividends, or (2) authorize or make any split-up of its capital stock, except as otherwise set forth in this Agreement.

11. If the transactions contemplated hereby shall not be consummated, each party hereto shall pay its own expenses incident to preparation for carrying this Plan and Agreement of Reorganization into effect and consummating said transactions.

12. This Plan and Agreement of Reorganization shall not be assignable by either party, except with the written consent of the other. Nothing in this Plan and Agreement of Reorganization, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Plan and Agreement of Reorganization.

13. Any notice, request, instruction, or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered mail, postage prepaid, electronic mail.

14. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Reorganization to be duly executed as of the day and year first above written.

____________________

Dan Green
President
ELKO BROADBAND INC.

James Gibbons
CEO
ELKO BROADBAND INC.

Babar Ali Syed
President
WORLDCALL HOLDING INC.

and to changes occurring in the ordinary course of business after the date hereof and not materially adversely affecting the business, properties or financial condition of EBI as though such representations and warranties had been made on and as of the Closing Date.

8. EBI and WHI agree that the representations and warranties contained herein or made hereunder shall survive the closing hereunder.

9. WHI agrees that, between the date hereof and the Closing Date, it will not, except with the prior written consent of EBI, declare or pay any dividends.

10. EBI agrees that, between the date hereof and the Closing Date, it will not, except with the prior written consent of WHI, (1) declare or pay any dividends, or (2) authorize or make any split-up of its capital stock, except as otherwise set forth in this Agreement.

11. If the transactions contemplated hereby shall not be consummated, each party hereto shall pay its own expenses incident to preparation for carrying this Plan and Agreement of Reorganization into effect and consummating said transactions.

12. This Plan and Agreement of Reorganization shall not be assignable by either party, except with the written consent of the other. Nothing in this Plan and Agreement of Reorganization, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Plan and Agreement of Reorganization.

13. Any notice, request, instruction, or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered mail, postage prepaid, electronic mail.

14. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Reorganization to be duly executed as of the day and year first above written.

Dan Green
President
ELKO BROADBAND INC.

James Gibbons
CEO
ELKO BROADBAND INC.

Babar Ali Syed
President
WORLDCALL HOLDING INC.